Exhibit 5.01

[LETTERHEAD OF CORNING INCORPORATED]

December 1, 2008

To the Board of Directors
Corning Incorporated

Ladies and Gentlemen:

As General Counsel of Corning Incorporated (the “Company”), I am furnishing this opinion in connection with an automatic shelf registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time by the Company of the following securities: (i) the Company’s debt securities (the “Debt Securities”), (ii) shares of the Company’s preferred stock, par value $100 per share (the “Preferred Shares”), which may be represented by depositary shares (the “Depositary Shares”), (iii) shares of the Company’s common stock, par value $.50 per share (the “Common Shares”), and (iv) warrants to purchase Debt Securities, Preferred Shares or Common Shares (the “Warrants” and, together with the Debt Securities, Preferred Shares, Depositary Shares and Common Shares, the “Securities”). Any Debt Securities and Preferred Shares may be convertible into or exchangeable for Common Shares or other securities.

The Debt Securities may be issued in one or more series pursuant to an indenture dated as of November 8, 2000 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to J. P. Morgan Chase & Co., formerly The Chase Manhattan Bank) (the “Trustee”), a form of which is incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-3 (Registration No. 333-57082). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a financial institution identified therein as depositary.

In connection with the opinions expressed below, I have examined the resolutions of the Board of Directors of the Company authorizing the issuance, offering and sale of the Securities (the “Resolutions”). I have also examined the originals or copies identified to my satisfaction of such corporate records of the Company; such other agreements and instruments, certificates of public officials and officers of the Company; and such other documents as I have considered necessary for the purposes hereof.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents, the conformity to original documents of all documents submitted to me as copies, the legal capacity of natural persons, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

On the basis of the foregoing and such examination of law as I have deemed necessary, and subject to the assumptions and qualifications set forth in this letter, I am of the opinion that:

1.              The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

2.              The Debt Securities (including Debt Securities issuable upon conversion of or exchange for any Security or upon exercise of any Warrant) have been duly authorized and, when (i) the final terms thereof have been duly established and approved in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when duly executed by the Company, and (ii) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.

3.              The Preferred Shares (including Preferred Shares issuable upon conversion of or exchange for any security) have been duly authorized and, when (i) the final terms thereof have been duly established and approved in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when issued and sold as contemplated in the Registration Statement, and (ii) the Preferred Shares have been delivered to and paid for by the purchasers thereof, the Preferred Shares will be validly issued, fully paid and non-assessable.

4.              The Common Shares (including Common Shares issuable upon conversion of or exchange for any security) have been duly authorized and, when (i) the final terms thereof have been duly established and approved in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when issued and sold as contemplated in the Registration Statement, and (ii) the Common Shares have been delivered to and paid for by the purchasers thereof, the Common Shares will be validly issued, fully paid and non-assessable.

5.              The Depositary Shares have been duly authorized and, when (i) the final terms thereof have been duly established and approved in conformity with the authority granted in the Resolutions, (ii) the depositary receipts representing such Depositary Shares have been duly executed by the Depositary and delivered to and paid for by the purchasers thereof, and (iii) all corporate action necessary for issuance of such Depositary Shares and the underlying Preferred Stock has been taken, such Depositary Shares will be validly issued and entitled to the benefits of the applicable Deposit Agreement.

6.              The Warrants have been duly authorized and, when (i) the final terms thereof have been duly established and approved, (ii) certificates representing such Warrants have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and (iii) such certificates have been countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable Warrant Agreement.

The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers), and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

The foregoing opinions assume that (i) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; and (ii) that, at the time of the issuance and delivery of any Security, the Resolutions related thereto will not have been modified or rescinded.

My opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of New York.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Validity of Securities” in the related prospectus.

Very truly yours,
/s/ Vincent P. Hatton